Exhibit 99.1

Contacts:

Media: Margaret Kirch Cohen, +1 312-696-6383 or margaret.cohen@morningstar.com

Investors may submit questions to investors@morningstar.com.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Reports Fourth-Quarter, Full-Year 2013 Financial Results

CHICAGO, Feb. 12, 2014—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced its fourth-quarter and full-year 2013 financial results. The company reported consolidated revenue of $180.5 million in the fourth quarter of 2013, a 5.8% increase from $170.6 million in the fourth quarter of 2012. Consolidated operating income was $41.9 million in the fourth quarter of 2013, an increase of 6.7% compared with $39.3 million in the same period a year ago. Net income from continuing operations was $31.3 million, or 68 cents per diluted share, in the fourth quarter of 2013, compared with $27.8 million, or 58 cents per diluted share, in the fourth quarter of 2012.

Excluding acquisitions, divestitures, and foreign currency translations, revenue rose 5.5% in the fourth quarter of 2013. Revenue excluding acquisitions, divestitures, and foreign currency translations (organic revenue) is a non-GAAP measure; the accompanying financial tables contain a reconciliation to consolidated revenue.

For the year ended Dec. 31, 2013, consolidated revenue was $698.3 million, an increase of 6.1% compared with $658.3 million in 2012. Consolidated operating income was $170.7 million in 2013, an increase of 13.3% compared with $150.7 million in 2012. Net income from continuing operations was $123.5 million, or $2.66 per diluted share, in 2013, compared with $102.9 million, or $2.10 per diluted share, in 2012.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “Despite a few headwinds, we had decent growth for the year, driven by strong results for Morningstar Direct, Morningstar Data, Morningstar Managed Portfolios, and Retirement Solutions. We had higher operating expense in the fourth quarter because of a step up in hiring as well as additional legal and professional fees. Overall, though, we’re pleased with organic revenue growth for the year and our prospects as we continue to focus on widening Morningstar’s economic moat.”

Mansueto outlined some of the company’s 2013 key accomplishments and challenges:

Accomplishments:

•                  Morningstar Managed Portfolios and Retirement Solutions showed year-over-year asset growth of approximately 55% and 40%, respectively. Assets under management for Morningstar Managed Portfolios were approximately $7.3 billion as of Dec. 31, 2013, up from $4.7 billion as of Dec. 31, 2012. Assets under management and advisement for Retirement Solutions were approximately $65.6 billion as of Dec. 31, 2013 versus $47.2 billion as of Dec. 31, 2012.

•                  Although growth was slightly lower versus previous years, licenses for Morningstar Direct rose 15.2% to 8,514 globally.

•                  We launched Morningstar® for iPad®, a comprehensive mobile offering that helps investors monitor the markets, track their portfolios, and research investments using Morningstar data and analysis.

•                  We’re seeing signs of increased engagement among individual investors. After five years of declines, we saw a slight increase in U.S. Premium Membership subscriptions.

•                  Our research innovations continue to gain traction. We topped all firms in The Wall Street Journal’s 21st annual “Best on the Street” analysts survey with 13 winners—eight of whom ranked number one in their respective industries. We also rolled out quantitative ratings and reports for approximately 28,000 equities globally, and we introduced the Morningstar® Analyst Rating™ for target-date funds.

•                  We increased our quarterly dividend by 36% from 12.5 cents to 17 cents per share. We returned $17.4 million to shareholders through dividends and $153.5 million through stock buybacks, while maintaining our strong balance sheet.

Challenges:

•                  We’re still developing the next-generation software for our investment research platforms, and the initiative has taken longer than expected.

•                  We moved to a more centralized organizational structure and made other changes to better serve our core customer groups. Adjusting to our new structure took time and focus throughout the company during the year.

•                  Companies that offer variable annuities have continued to face difficult market conditions, which has prompted some of our clients to begin managing their fund-of-funds portfolios in-house instead of using outside subadvisors. Because of this trend, our Investment Advisory revenue was about $7.2 million lower in 2013 versus 2012, and assets under advisement for these services were down $10.8 billion over the same period.

•                  Despite margin improvement for the year, operating expense rose during the fourth quarter.

•                  Even though equity markets were significantly stronger in 2013, many of our clients remained cautious about spending.

Financial Highlights

•                  Investment information revenue was $143.3 million in the fourth quarter of 2013, an increase of 4.1% from $137.7 million in the fourth quarter of 2012. Morningstar DirectSM and Morningstar® Data were the largest contributors to revenue growth. Morningstar® Advisor WorkstationSM (including Morningstar OfficeSM) also contributed to the revenue increase, which was partially offset by lower revenue for Morningstar® Principia®.

•                  Investment management revenue was $37.2 million in the fourth quarter of 2013, an increase of 12.9% from $32.9 million in the fourth quarter of 2012. The main contributors to revenue growth were Morningstar® Managed PortfoliosSM and Retirement Solutions, reflecting strong market performance and asset inflows.

•                  Operating margin was 23.2% in the fourth quarter of 2013, up from 23.0% in the same period in 2012. Salary expense rose $3.7 million in the fourth quarter compared with the prior-year period. A $3.1 million increase in professional fees (including legal expense) also contributed to the growth in operating expense for the quarter. Morningstar’s fourth-quarter 2012 results included $3.2 million of additional stock-based compensation expense for accelerated vesting of restricted stock issued to a former executive. For the full year, operating margin was 24.4%, compared with 22.9% in 2012.

•                  In the fourth quarter of 2013, the company increased its share repurchase authorization by $200 million. Morningstar ended the year with 45.0 million shares outstanding and $250.2 million remaining for share repurchases under its buyback program.

•                  The company generated positive free cash flow of $48.8 million in the fourth quarter of 2013 and $153.1 million for the full year. Free cash flow is a non-GAAP measure; the accompanying financial tables contain a reconciliation to cash provided by operating activities. Morningstar defines free cash flow as cash provided by or used for operating activities less capital expenditures.

•                  As of Dec. 31, 2013, Morningstar had cash, cash equivalents, and investments of $298.6 million. The company expects to make annual bonus payments of approximately $40 million in the first quarter of 2014, compared with $36 million in the first quarter of 2013.

Annual Meeting

Investors are invited to attend Morningstar’s annual meeting at 9 a.m. Central Time on Tuesday, May 13, 2014, at its corporate headquarters at 22 W. Washington Street in Chicago. If you are interested in attending, please send an email to investors@morningstar.com.

Investor Communication

Morningstar encourages all interested parties—including securities analysts, current shareholders, potential shareholders, and others—to submit questions in writing. Investors and others may send questions about Morningstar’s business to investors@morningstar.com or write to the company at:

Morningstar, Inc.

Investor Relations

22 W. Washington Street

Chicago, IL 60602

Morningstar will make written responses to selected inquiries available to all investors at the same time in Form 8-Ks furnished to the Securities and Exchange Commission, generally on the first Friday of every month.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, and retirement plan providers and sponsors. Morningstar provides data on approximately 446,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 10 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its registered investment advisor subsidiaries and had approximately $159 billion in assets under advisement and management as of Dec. 31, 2013. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, general industry conditions and competition, including current global financial uncertainty; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; liability related to the storage of personal information about our users; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; the availability of free or low-cost investment information; and liability and/or damage to our reputation as a result of some of our currently pending litigation. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement Morningstar’s consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Morningstar uses the following measures considered as non-GAAP by the U.S. Securities and Exchange Commission: free cash flow, consolidated revenue excluding acquisitions and foreign currency translations (organic revenue), and international revenue excluding acquisitions and foreign currency translations. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after Morningstar spends money to operate its business. Morningstar uses free cash flow to evaluate its business. Free cash flow should not be considered an alternative to any measure required to be reported under GAAP (such as cash provided by (used for) operating, investing, and financing activities). For more information on free cash flow, please see the reconciliation from cash provided by operating activities to free cash flow included in the accompanying financial tables. Morningstar presents consolidated revenue excluding acquisitions and foreign currency translations (organic revenue) and international revenue excluding acquisitions and foreign currency translations because the company believes these non-GAAP measures help investors better compare period-to-period results. For more information, please see the reconciliation provided in the accompanying financial tables.

All dollar and percentage comparisons, which are often accompanied by words such as “increase,” “decrease,” “grew,” “declined, “or “was similar” refer to a comparison with the same period in the previous year unless otherwise stated.

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©2014 Morningstar, Inc. All Rights Reserved.

MORN-E

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Income

	Three months ended December 31				Year ended December 31
(in thousands, except per share amounts)	2013	2012	change		2013	2012	change

Revenue	$180,500	$170,609	5.8%		$698,266	$658,288	6.1%
Operating expense(1):
Cost of revenue	72,938	60,640	20.3%		271,437	246,783	10.0%
Sales and marketing	24,825	27,453	(9.6%	)	103,614	108,884	(4.8%	)
General and administrative	29,005	31,767	(8.7%	)	106,868	108,857	(1.8%	)
Depreciation and amortization	11,835	11,480	3.1%		45,693	43,096	6.0%
Total operating expense	138,603	131,340	5.5%		527,612	507,620	3.9%
Operating income	41,897	39,269	6.7%		170,654	150,668	13.3%
Operating margin	23.2%	23.0%	0.2pp		24.4%	22.9%	1.5pp

Non-operating income (expense):
Interest income, net	677	1,305	(48.1%	)	2,712	5,153	(47.4%	)
Other income (expense), net	1,852	(1,882)	NMF		4,644	(2,196)	NMF
Non-operating income (expense), net	2,529	(577)	NMF		7,356	2,957	148.8%

Income before income taxes and equity in net income of unconsolidated entities	44,426	38,692	14.8%		178,010	153,625	15.9%
Equity in net income of unconsolidated entities	256	486	(47.3%	)	1,428	2,027	(29.6%	)
Income tax expense	13,384	11,437	17.0%		56,031	52,878	6.0%
Consolidated net income from continuing operations	31,298	27,741	12.8%		123,407	102,774	20.1%
Gain on sale of discontinued operations, net of tax	—	5,188	(100.0%	)	—	5,188	(100.0%	)
Consolidated net income	31,298	32,929	(5.0%	)	123,407	107,962	14.3%
Net loss attributable to noncontrolling interests	29	55	(47.3%	)	122	117	4.3%
Net income attributable to Morningstar, Inc.	$31,327	$32,984	(5.0%	)	$123,529	$108,079	14.3%

Net income per share attributable to Morningstar, Inc.:
Basic
Continuing operations	$0.68	$0.59	15.3%		$2.68	$2.12	26.4%
Discontinued operations	$—	$0.11	(100.0%	)	$—	$0.11	(100.0%	)
Diluted							—
Continuing operations	$0.68	$0.58	17.2%		$2.66	$2.10	26.7%
Discontinued operations	$—	$0.11	(100.0%	)	$—	$0.10	(100.0%	)
Weighted average shares outstanding:
Basic	45,756	46,913	(2.5%	)	46,158	48,497	(4.8%	)
Diluted	46,211	47,511	(2.7%	)	46,491	49,148	(5.4%	)

	Three months ended December 31				Year ended December 31
	2013	2012			2013	2012
(1) Includes stock-based compensation expense of:
Cost of revenue	$2,007	$1,677			$6,870	$6,416
Sales and marketing	485	504			1,975	1,937
General and administrative	1,398	5,130			6,198	10,552
Total stock-based compensation expense	$3,890	$7,311			$15,043	$18,905

NMF — Not meaningful, pp — percentage points

Morningstar, Inc. and Subsidiaries

Operating Expense as a Percentage of Revenue (Unaudited)

	Three months ended December 31			Year ended December 31
	2013	2012	change	2013	2012	change

Revenue	100.0%	100.0%	—	100.0%	100.0%	—
Operating expense(1):
Cost of revenue	40.4%	35.5%	4.9pp	38.9%	37.5%	1.4pp
Sales and marketing	13.8%	16.1%	(2.3)pp	14.8%	16.5%	(1.7)pp
General and administrative	16.1%	18.6%	(2.5)pp	15.3%	16.5%	(1.2)pp
Depreciation and amortization	6.6%	6.7%	(0.1)pp	6.5%	6.5%	—
Total operating expense(2)	76.8%	77.0%	(0.2)pp	75.6%	77.1%	(1.5)pp
Operating margin	23.2%	23.0%	0.2pp	24.4%	22.9%	1.5pp

	Three months ended December 31			Year ended December 31
	2013	2012	change	2013	2012	change

(1) Includes stock-based compensation expense of:
Cost of revenue	1.1%	1.0%	0.1pp	1.0%	1.0%	—
Sales and marketing	0.3%	0.3%	—	0.3%	0.3%	—
General and administrative	0.8%	3.0%	(2.2)pp	0.9%	1.6%	(0.7)pp
Total stock-based compensation expense(2)	2.2%	4.3%	(2.1)pp	2.2%	2.9%	(0.7)pp

(2) Sum of percentages may not equal total because of rounding.

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended December 31		Year ended December 31
($000)	2013	2012	2013	2012

Operating activities
Consolidated net income	$31,298	$32,929	$123,407	$107,962
Adjustments to reconcile consolidated net income to net cash flows from operating activities:
Depreciation and amortization	11,835	11,480	45,693	43,096
Stock-based compensation expense	3,890	7,311	15,043	18,905
Other, net	(2,626)	(193)	(13,099)	(4,917)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions	10,048	2,153	15,614	(19,050)
Cash provided by operating activities	54,445	53,680	186,658	145,996
Investing activities
Purchases of investments	(26,227)	(10,562)	(140,051)	(145,491)
Proceeds from maturities and sales of investments	62,644	43,967	171,243	260,317
Capital expenditures	(5,633)	(7,163)	(33,583)	(30,039)
Acquisitions, net of cash acquired	—	—	(11,079)	—
Proceeds from sale of a business, net	—	5,734	957	5,734
Purchase of equity and cost method investments	—	—	(2,751)	(10,304)
Other, net	(29)	(21)	403	(25)
Cash provided by (used for) investing activities	30,755	31,955	(14,861)	80,192
Financing activities
Proceeds from stock-option exercises	1,360	2,349	4,532	9,101
Employee taxes withheld for restricted stock units	(531)	(300)	(5,807)	(4,292)
Excess tax benefits from stock-option exercises and vesting of restricted stock units	1,805	2,203	5,898	7,210
Common shares repurchased	(90,720)	(68,115)	(153,514)	(251,813)
Dividends paid	(5,768)	(10,620)	(17,425)	(25,487)
Other, net	(2)	123	(56)	105
Cash used for financing activities	(93,856)	(74,360)	(166,372)	(265,176)
Effect of exchange rate changes on cash and cash equivalents	(143)	433	(1,154)	2,440
Net increase (decrease) in cash and cash equivalents	(8,799)	11,708	4,271	(36,548)
Cash and cash equivalents—Beginning of period	176,959	152,181	163,889	200,437
Cash and cash equivalents—End of period	$168,160	$163,889	$168,160	$163,889

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	December 31	December 31
($000)	2013	2012

Assets
Current assets:
Cash and cash equivalents	$168,160	$163,889
Investments	130,407	157,529
Accounts receivable, net	114,131	114,361
Deferred tax asset, net	3,892	3,741
Income tax receivable, net	3,942	14,267
Other	26,361	20,823
Total current assets	446,893	474,610

Property, equipment, and capitalized software, net	104,986	84,022
Investments in unconsolidated entities	38,714	35,305
Goodwill	326,450	320,845
Intangible assets, net	103,909	116,732
Other assets	9,716	10,438
Total assets	$1,030,668	$1,041,952

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$52,877	$43,777
Accrued compensation	71,403	67,317
Deferred revenue	149,225	146,015
Other	6,786	256
Total current liabilities	280,291	257,365

Accrued compensation	8,193	8,281
Deferred tax liability, net	23,755	21,583
Other long-term liabilities	27,139	27,828
Total liabilities	339,378	315,057
Total equity	691,290	726,895
Total liabilities and equity	$1,030,668	$1,041,952

Morningstar, Inc. and Subsidiaries

Supplemental Data (Unaudited)

	As of December 31
	2013	2012		% change

Our business
Morningstar.com Premium Membership subscriptions (U.S.)	124,027	123,899		0.1%
Registered users for Morningstar.com (U.S.)	7,848,057	7,521,043		4.3%
U.S. Advisor Workstation and Morningstar Office licenses	169,592	162,904		4.1%
Principia subscriptions	19,206	26,807		(28.4%	)
Morningstar Direct licenses	8,514	7,388	(1)	15.2%
Assets under advisement and management (approximate)
Investment Advisory Services	$83.5 bil	$94.3 bil		(11.5%	)
Retirement Solutions	$65.6 bil	$47.2 bil		39.0%
Morningstar Managed Portfolios	$7.3 bil	$4.7 bil		55.3%
Ibbotson Australia	$3.0 bil	$3.3 bil		(9.1%	)

Our employees
Worldwide headcount (approximate)	3,565	3,495		2.0%
Number of worldwide equity and credit analysts (approximate)	165	155		6.5%
Number of worldwide fund analysts (approximate)	105	110		(4.5%	)

	Year ended December 31
($000)	2013	2012		% change
Key product revenue (2)
Morningstar Data	129,262	115,273		12.1%
Morningstar Advisor Workstation	93,059	86,048		8.1%
Morningstar Direct	79,358	65,279		21.6%
Investment Advisory	59,187	66,369		(10.8%	)
Morningstar.com	55,637	53,671		3.7%

(1) Revised to reflect a minor calculation change.

(2) Beginning with the third quarter of 2013, we revised our segment structure to reflect our shift to a more centralized organizational structure. In addition, we took this opportunity to revise our revenue by product structure to better represent how management internally reviews and evaluates product revenue and performance. The most significant revision is that Morningstar Data now excludes Morningstar Commodity Data. We have reclassified the prior-year information to reflect these changes.

	Three months ended December 31		Year ended December 31
($000)	2013	2012	2013	2012
Revenue
Investment information	$143,310	$137,679	$555,642	$526,147
Investment management	37,190	32,930	142,624	132,141
Consolidated revenue	$180,500	$170,609	$698,266	$658,288

Revenue—U.S.	$127,984	$120,505	$500,730	$466,947
Revenue—International	$52,516	$50,104	$197,536	$191,341

	Three months ended December 31		Year ended December 31
($000)	2013	2012	2013	2012
Effective tax rate
Income before income taxes and equity in net income of unconsolidated entities	$44,426	$38,692	$178,010	$153,625
Equity in net income of unconsolidated entities	256	486	1,428	2,027
Net loss attributable to noncontrolling interests	29	55	122	117
Total	$44,711	$39,233	$179,560	$155,769
Income tax expense	$13,384	$11,437	$56,031	$52,878
Effective tax rate	29.9%	29.2%	31.2%	33.9%

Morningstar, Inc. and Subsidiaries

Reconciliations of Non-GAAP Measures with the Nearest Comparable GAAP Measures

Reconciliation from consolidated revenue to revenue excluding divestitures, acquisitions, and foreign currency translations (organic revenue):

	Three months ended December 31			Year ended December 31
($000)	2013	2012	% change	2013	2012	% change

Consolidated revenue	$180,500	$170,609	5.8%	$698,266	$658,288	6.1%
Less: divestitures	—	—	NMF	—	(4,144)	NMF
Less: acquisitions	(1,481)	—	NMF	(3,746)	—	NMF
Unfavorable effect of foreign currency translations	967	—	NMF	3,575	—	NMF
Revenue excluding acquisitions, divestitures, and foreign currency translations	$179,986	$170,609	5.5%	$698,095	$654,144	6.7%

Reconciliation from international revenue to international revenue excluding divestitures, acquisitions, and foreign currency translations (international organic revenue):

	Three months ended December 31			Year ended December 31
($000)	2013	2012	% change	2013	2012	% change

International revenue	$52,516	$50,104	4.8%	$197,536	$191,341	3.2%
Less: divestitures	—	—	NMF	—	(3,814)	NMF
Less: acquisitions	(1,481)	—	NMF	(3,746)	—	NMF
Unfavorable effect of foreign currency translations	967	—	NMF	3,575	—	NMF
International revenue excluding acquisitions, divestitures, and foreign currency translations	$52,002	$50,104	3.8%	$197,365	$187,527	5.2%

Reconciliation from cash provided by operating activities to free cash flow (a non-GAAP measure):

	Three months ended December 31				Year ended December 31
($000)	2013	2012	% change		2013	2012	% change

Cash provided by operating activities	$54,445	$53,680	1.4%		$186,658	$145,996	27.9%
Less: Capital expenditures	(5,633)	(7,163)	(21.4%	)	(33,583)	(30,039)	11.8%
Free cash flow	$48,812	$46,517	4.9%		$153,075	$115,957	32.0%